Exhibit 23


            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-102653 and Form S-8 No. 333-65789) pertaining to the Dollar General Corporation 401(k) Savings and Retirement Plan of our report dated June 4, 2004, with respect to the financial statements and schedule of the Dollar General Corporation 401(k) Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

                                                 /s/ Ernst & Young LLP

Nashville, Tennessee
June 22, 2004